Exhibit 99.1

THE                INVESTOR CONTACT:                    COMPANY CONTACT:
SINGING            Neil Berkman                         Y.P. Chan
MACHINE            Berkman Associates                   Chief Operating Officer
                   (310) 277 - 5162                     (954) 596 - 1000
                   info@BerkmanAssociates.com            www.SingingMachine.com

                              FOR IMMEDIATE RELEASE

                           THE SINGING MACHINE COMPANY
                          REPORTS FIRST QUARTER RESULTS


     COCONUT CREEK, FL, August 14, 2003 THE SINGING MACHINE COMPANY (AMEX: SMD) announced today that revenue for the first quarter of fiscal 2004 ended June 30, 2003 increased 78% to $7,628,000 from $4,297,000 for the first quarter of fiscal 2003. The net loss for this year's first quarter was $2,317,000, or $0.28 per share, compared to a net loss of $1,427,000, or $0.18 per share, for the same period last year. "Singing Machine's performance in the first quarter, which is traditionally the seasonally weakest quarter of the fiscal year, met our expectations. The increase in revenue reflected higher sales in both domestic and international markets. Our products are performing well at retail worldwide. We are optimistic that the Company will deliver improved top and bottom line results in the current quarter," said Robert Weinberg, who was named Chief Executive Officer on July 23, 2003.

ACTION PLAN UPDATE
     "We have developed and are implementing an action plan designed to enhance every key area of our operations. The Company is continuing to work closely with its lender, and we remain optimistic (but cannot guarantee) that we will negotiate in the near future a restructured credit agreement for the remainder of fiscal 2004. As part of this process, we recently met our commitment to our lender to obtain $2.0 million in subordinated debt financing from third parties," Weinberg said.

     "At the same time, we are working hard to reduce costs throughout the organization, including headcount reductions and the consolidation of warehouse and office space. This will take time to implement fully. We are alert to every opportunity to take costs out of the business while sustaining our core competencies and industry leadership.

     "We also have made significant headway in reducing our inventories. We delivered $3.8 million of existing inventory since June, and we have begun shipping an additional $12.0 million order that is scheduled to be completed over the next few months. As of August 12, 2003, our unsold or uncommitted inventories amounted to approximately $9.9 million, compared to more than $25 million a few months ago, all of which we plan to sell before Christmas. Our peak selling season is only now beginning - last year we did about 80% of our business between August and December. Accordingly, we anticipate that inventories will decline substantially in the current quarter and again in the December quarter compared to their level at June 30, 2003. This of course will improve our liquidity as we receive payment for these goods in the months to come.


                                     (more)

                       THE SINGING MACHINE COMPANY, INC.
          6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073
                     o (954) 596-1000 o Fax (954) 596-2000

THE SINGING MACHINE COMPANY REPORTS FIRST QUARTER RESULTS
August 14, 2003
Page Two



     "Our goal is to minimize inventories in the future by generating a larger share of our total sales through import programs and efficient supply chain management. By substantially reducing our investment in inventories, as well as warehousing and associated labor and other costs, this strategy will reduce risk and enhance our cash and competitive position. At the same time, we are committed to meeting the needs of our domestic customers and are confident that we can implement this strategic shift with minimal impact on them.

     "Finally, we are developing plans to expand our product offerings in related areas where we see significant incremental growth potential and are confident that Singing Machine's product design, licensing, marketing and manufacturing skills can add value for our customers and our shareholders," Weinberg said.

CONFERENCE CALL
     Singing Machine has scheduled a conference call today at 11:00 AM ET. A simultaneous WebCast may be accessed at www.companyboardroom.com/ company.asp?client=cb&ticker=smd. A replay will be available at this address after 1:00 PM ET. For a telephone replay, dial (800) 633-8284, reservation #21157644 after 1:00 PM ET.

ABOUT THE SINGING MACHINE COMPANY
     Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM and MotownTM brand names. The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

FORWARD-LOOKING STATEMENTS
     This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about projected revenues, net income and net income per share.. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the risk that (1) we will not be able to successfully renegotiate our credit agreement with our commercial lender, and/or find other sources of capital to finance our business operations, (2) we will not have sufficient funding to meet our working capital requirements; (3) changes in demand for the Company's products; (4) the impact of competitive products and pricing conditions in the karaoke industry and (5) general economic conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports, including but not limited to the Company's Amended Annual Report on Form 10-KSB for the year ended March 31, 2002. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                                (tables attached)

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (unaudited)

                                                         Three Months Ended
                                                              June 30,
                                                     --------------------------
                                                         2003          2002
                                                     -----------    -----------

NET SALES                                            $ 7,627,975    $ 4,296,841
COST OF SALES                                          5,901,866      2,990,881
                                                     -----------    -----------

GROSS PROFIT                                           1,726,109      1,305,960

OPERATING EXPENSES
    Advertising                                          270,770        165,765
    Compensation                                       1,111,579        770,898
    Freight & handling                                   225,866        245,490
    Royalty expense                                       83,964         67,830
    Selling, general & administrative expenses         2,168,168      1,389,020
                                                     -----------    -----------
TOTAL OPERATING EXPENSES                               3,860,347      2,639,003
                                                     -----------    -----------

EARNINGS (LOSS) FROM OPERATIONS                       (2,134,238)    (1,333,043)

OTHER INCOME (EXPENSES)
    Other income                                           7,669         13,901
    Interest expense                                    (188,468)        (1,549)
    Interest income                                           --         11,604
                                                     -----------    -----------
NET OTHER EXPENSES                                      (180,799)        23,956

NET LOSS BEFORE INCOME TAX                            (2,315,037)    (1,309,087)

INCOME TAX EXPENSE                                         2,315        118,334
                                                     -----------    -----------

NET LOSS                                             $(2,317,352)   $(1,427,421)
                                                     ===========    ===========

EARNINGS PER SHARE:
    Basic & Diluted                                  $     (0.28)   $     (0.18)

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING:
    Basic & Diluted                                    8,278,469      8,061,277

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                  June 30,      March 31,
                                                                    2003          2003
                                                                -----------   -----------
                                        ASSETS
                                        ------
CURRENT ASSETS
  Cash and cash equivalents                                     $    86,413   $   268,265
  Restricted Cash                                                   862,122       838,411
  Accounts Receivable, net                                        4,236,488     5,762,944
  Due from manufacturer                                              60,272     1,091,871
  Inventories                                                    25,959,760    25,194,346
  Prepaid expense and other current assets                        1,943,844     1,483,602
  Deferred tax asset                                              1,925,612     1,925,612
                                                                -----------   -----------
TOTAL CURRENT ASSETS                                             35,074,511    36,565,051

PROPERTY AND EQUIPMENT, net                                       2,149,919     2,026,252
                                                                -----------   -----------
OTHER ASSETS
  Other non-current assets                                          341,530       343,991
                                                                -----------   -----------
TOTAL OTHER ASSETS                                                  341,530       343,991
                                                                -----------   -----------
TOTAL ASSETS                                                    $37,565,960   $38,935,294
                                                                -----------   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Bank overdraft                                                     46,652       316,646
  Accounts payable                                              $ 9,785,339   $ 8,486,009
  Accrued expenses                                                1,231,491     1,443,406
  Due to related party                                              200,000       400,000
  Notes payable                                                   2,000,000            --
  Revolving credit facility                                       4,903,371     6,782,824
  Income taxes payable                                            3,823,360     3,821,045
                                                                -----------   -----------
TOTAL CURRENT LIABILITIES                                        21,990,213    21,249,930

SHAREHOLDERS' EQUITY
  Preferred stock, $1.00 par value; 1,000,000
   shares authorized, no shares issued and outstanding                   --            --
  Common stock, Class A, $.01 par value; 100,000
   shares authorized; no shares issued and outstanding                   --            --
 Common stock, $0.01 par value; 18,900,000 shares authorized;
   8,300,178 and 8,171,678 shares issued and outstanding             83,002        81,717
  Additional paid-in capital                                      5,049,880     4,843,430
  Retained earnings                                              10,442,865    12,760,217
                                                                -----------   -----------
TOTAL SHAREHOLDERS' EQUITY                                       15,575,747    17,685,364
                                                                -----------   -----------
TOTAL LABILITIES AND SHAREHOLDERS' EQUITY                       $37,565,960   $38,935,294
                                                                ===========   ===========